Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Halifax Corporation's Registration Statement (Form S-8) pertaining to the Halifax Corporation 1994 Key Employee Stock Option Plan of our report dated September 7, 1999, with respect to the consolidated financial statements and schedule of Halifax Corporation for the year ended March 31, 1999 included in Halifax Corporation's Annual Report (Form 10-K) for the year ended March 31, 2001.


/s/Ernst & Young LLP
June 20, 2001